                         UCFC Acceptance Corporation                EXHIBIT 20.9
                 Home Equity Loan Pass-Through Certificates
                         Series 1996-C1 and 1996-C2
                             Reserve Fund Trust
                       Statement To Certificateholders


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                                                         DISTRIBUTIONS IN DOLLARS
                             PRIOR                                                                                       CURRENT
            ORIGINAL       PRINCIPAL                                                         REALIZED      DEFERRED     PRINCIPAL
CLASS      FACE VALUE       BALANCE           INTEREST         PRINCIPAL         TOTAL        LOSSES       INTEREST      BALANCE
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A TRUST      0.00            0.00              0.00             0.00             0.00          0.00          0.00          0.00
B TRUST      0.00            0.00              0.00             0.00             0.00          0.00          0.00          0.00






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TOTALS       0.00            0.00              0.00             0.00             0.00          0.00          0.00          0.00
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                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                PASS-THROUGH
                            PRIOR                                                     CURRENT                      RATES
                          PRINCIPAL                                                  PRINCIPAL
CLASS       CUSIP          BALANCE       INTEREST     PRINCIPAL         TOTAL         BALANCE           CURRENT           NEXT
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 A TRUST                  0.000000      0.000000     0.000000          0.000000       0.000000            NA                NA
 B TRUST                   0.000000     0.000000     0.000000          0.000000       0.000000            NA                NA





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SELLER:                        UCFC Acceptance Corporation            ADMINISTRATOR:                        Vince Valdes
SERVICER:                  United Companies Lending Corporation                                          Bankers Trust Company
LEAD UNDERWRITER:              UCFC Acceptance Corporation                                                  3 Park Plaza
RECORD DATE:                       September 30, 1996                                                      Irvine, CA 92714
DISTRIBUTION DATE:                  October 15, 1996                  FACTOR INFORMATION:                   (800) 735-7777
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                                                                                           (R) COPYRIGHT 1996 Bankers Trust Company


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